UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 29, 2013

Commission File No. 0-11178

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:                                                      (801) 566-1200

ITEM 8.01 OTHER EVENTS

On October 29, 2013, Utah Medical Products, Inc. announced that it is increasing its regular quarterly cash dividend.  A dividend of $.25 per share is payable on December 30, 2013 to shareholders of record at the close of business on December 16, 2013.  A copy of the press release is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 10/29/2013	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO

EXHIBIT INDEX

Index Number	Description

99.1	Press release issued October 29, 2013: Utah Medical Products, Inc. Increases Quarterly Dividend